                                                                [Execution Copy]

                               As of June 29, 2001

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX  75201
Attention:  Managing Director

U.S. Private Placement Fund
Prudential Private Placement Investors, Inc.
Four Gateway Center
100 Mulberry Street
Newark, NJ  07102-4069

Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York 10017
Attention:  Securities Division, Private Placements

CIG & Co.
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division - S-307

United of Omaha Life Insurance Company
Mutual of Omaha Insurance Company
Companion Life Insurance Company
United World Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE  68175
Attention: Investment Division

First Colony Life Insurance Company
General Electric Capital Assurance Company
GE Life and Annuity Assurance Company
c/o GE Financial Assurance
Two Union Square
601 Union Street
Seattle, WA 98101-2336

   Re:     Lennox International Inc.
           7.06% Senior Promissory Notes Due 2005; 6.73% Senior Promissory Notes
  Due 2008; 6.56% Senior Notes Due 2005; and 6.75% Senior Notes Due 2008

Ladies and Gentlemen:

Reference is made to:

     (i)  nine  separate  Note Purchase Agreements, dated as of December 1, 1993
(as each has been amended, the “1993 Note Agreements”), between  the Company and each of The Prudential  Insurance Company of America,  Connecticut  General Life
Insurance Company,  Connecticut General Life Insurance Company, on behalf of One or More Separate  Accounts,  United of Omaha Life Insurance  Company,  Mutual of
Omaha Insurance  Company,  Companion Life Insurance  Company,  United World Life
Insurance Company, First Colony Life Insurance Company, General Electric Capital
Assurance  Company (as a successor),  and GE Life and Annuity  Assurance Company
(as a successor)  (collectively,  and together with their respective  successors and assigns, the “1993 Holders”);

     (ii) the  Note Purchase  Agreement,  dated as of July 6,  1995 (as each has been  amended,  the “1995 Note  Agreements”),  between the Company and  Teachers
Insurance and Annuity  Association of America  (together with its successors and assigns, the “1995 Holder”);

     (iii) eight  separate  Note Purchase  Agreements, dated as of April 3, 1998
(as each has been amended, the “1998 Note Agreements”),  between the Company and each of The Prudential  Insurance  Company of America,  U.S.  Private  Placement
Fund, Teachers Insurance and Annuity Association of America, Connecticut General
Life Insurance Company, Connecticut General Life Insurance Company, on behalf of
One or More Separate  Accounts,  CIGNA Property and Casualty  Insurance Company,
United of Omaha Life  Insurance  Company and Companion  Life  Insurance  Company
(collectively,  and together with their respective  successors and assigns,  the
“1998 Holders”);

     (iv) the letter  agreement  dated   July 29,   1999  (the  “1999  Amendment
Agreement”)  among the Company and the Holders (as defined  below)  amending the
Note Agreements (as defined below) to add the  "Additional  Covenants" set forth in Schedule A to the 1999 Amendment;

     (v)  the  letter  agreement  dated January 23, 2001 among  the  Company and the Holders amending certain definitions and covenants in the Note Agreements;

     (vi) the  Fourth  Amendment to Revolving  Credit Facility  dated as of June
29, 2001, which amends the Revolving Credit Facility  Agreement dated as of July
29, 1999 (as amended or otherwise modified by the First Amendment  to  Revolving
Credit Facility  Agreement  dated as of August 6, 1999, the Second  Amendment to
Revolving  Credit Facility  Agreement dated as of January 25, 2000 and the Third
Amendment to Revolving  Credit Facility  Agreement dated as of January 23, 2001, the “1999 Credit Agreement”), entered into among the Company, the lenders listed in Schedule  2.01 thereto (the “1999  Lenders”),  The Chase  Manhattan  Bank, as
administrative agent, Wachovia Bank, N.A., as syndication agent, and The Bank of
Nova Scotia, as documentation agent;

     (vii) the 364 Day  Revolving  Credit Facility Agreement dated as of January
25,  2000 (as so  amended,  the “364 Day  Facility”),  entered  into  among  the
Company,  Chase Bank of Texas,  National  Association  [now The Chase  Manhattan
Bank], as  administrative  agent, the other agents named therein and the lenders named  therein (the “2000  Lenders”,  and together  with the 1999  Lenders,  the
“Lenders”),  as the same has been and may  hereafter  be  amended  or  otherwise modified; and

     (viii the  Letter  Amendment  No. 3 to Master Shelf  Agreement  dated as of
June 29, 2001,  which amends the Master Shelf  Agreement dated as of October 15,
1999 (as so amended,  the “Shelf  Agreement”),  entered into between the Company and The Prudential Insurance Company of America;

The 1993 Note  Agreements,  1995 Note  Agreement  and 1998 Note  Agreements  are
collectively referred to herein as the “Note Agreements”. The 1993 Holders, 1995
Holder and 1998 Holders are  collectively  referred to herein as the  “Holders”.
The senior notes issued and  outstanding  under each of the Note  Agreements are collectively  referred to herein as the “Notes”.  Capitalized  terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note Agreements (including Schedule A to the 1999 Amendment Agreement).

The Company has requested the Holders to enter into this letter  agreement (this
“Second 2001 Amendment  Agreement”) to evidence amendment of the Note Agreements as set forth  herein.  Such  amendment  shall  become  effective as set forth in
Section 3. Therefore, the Holders and the Company hereby agree as follows:

     1.   Amendment to Definitions. Subject to Section 3 hereof, the definitions in each of the Note Agreements are hereby modified as follows:

          “Adjusted  EBITDA”"  Clause (ii) of the definition of the term Adjusted
     EBITDA is hereby amended to read as follows:

               "(ii) to the extent deducted in computing such  consolidated net  income (or loss),  without  duplication,  the sum of (a) any deduction  for (or less any gain from) income or franchise  taxes included in determining  such  consolidated net income (or loss);
          plus (b) interest  expense  (including  the  interest  portion of
          Capital Leases)  deducted in determining  such  consolidated  net income (or loss); plus (c) amortization and depreciation  expense deducted in determining  such  consolidated net income (or loss);
          >plus (d) any  non-recurring  and non cash charges  resulting from the  application of GAAP that requires a charge against  earnings for the  impairment  of goodwill to the extent not already  added back or not included in determining such  consolidated net income
          (or loss); “minus,”

          “Consolidated  Net Income”  Clauses (f) and (g) of the definition of the term  “Consolidated  Net Income” are hereby  amended to read as follows,  and clause (h) is hereby added to the end of such definition to read as follows:

            “(f)any  non-recurring loss  arising  from  the  sale or other disposition  of assets  recorded  (i) during  the fiscal  quarter ended June 30,  2001,  but only to the extent that the  aggregate amount of such losses plus the  restructuring  charges allowed in clause  (g)(i)  hereof  for  such  fiscal  quarter  is less  than
          $32,400,000; and (ii) after June 30, 2001, in an aggregate amount not to exceed $25,000,000;

             (g)any non-recurring restructuring charges recorded (i) during the fiscal  quarter  ended June 30, 2001,  but only to the extent that the aggregate amount of such restructuring  charges plus the losses allowed in clause (f)(i) hereof for such fiscal quarter is less  than  $32,400,000;  and (ii)  after  June 30,  2001,  in an aggregate  amount not to exceed  $25,000,000  provided  that cash charges included in such  restructuring  charges shall not exceed
          $12,500,000; and

             (h)any non-recurring and non-cash  charges  resulting from the application of GAAP that requires a charge  against  earnings for the impairment of goodwill.”

          “EBITDA” The  definition of the term EBITDA is hereby  amended to read as follows:

               “EBITDA” means,  for any period,  the total of the following calculated  for  the  Company  and  the  Restricted  Subsidiaries
          without  duplication on a consolidated  basis in accordance  with
          GAAP consistently  applied for such period:  (a) Consolidated Net
          Income from  operations;  plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining

          Consolidated Net Income; plus (c) interest expense (including the interest  portion  of Capital  Leases)  deducted  in  determining
          Consolidated  Net Income;  plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income; plus (e)
          any non-recurring and non-cash charges resulting from application
          of  GAAP  that  requires  a  charge  against   earnings  for  the
          impairment  of goodwill  to the extent not already  added back or not included in determining Consolidated Net Income.

          “Existing  Note  Purchase  Agreements”  The  definition  of  the  term
     Existing Note Purchase Agreements is hereby amended to read as follows:

               “Existing  Note  Purchase  Agreements”  means  (i) the  Note
          Purchase  Agreements  dated as of  December  1, 1993  between the
          Company and the institutional investors parties thereto, (ii) the
          Note  Purchase  Agreement  dated as of July 6, 1995  between  the
          Company and the  institutional  investor  party thereto and (iii)
          the Note  Purchase  Agreements  dated as of April 3, 1998 between the Company and the institutional investors parties thereto.

          “Material  Adverse Effect” The definition of the term Material Adverse
     Effect is hereby amended to read as follows:

               “Material  Adverse  Effect”  shall mean a  material  adverse effect  on  (a)  the  business,  operations,  affairs,  financial condition, assets or properties of the Company and its Restricted
          Subsidiaries  taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes and the ability of the Material  Restricted  Subsidiaries  to perform their respective obligations under the Subsidiary Guaranty, taken as a  whole,  or (c)  the  validity  or  enforceability  of  this
          Agreement,  the Notes,  the Pledge  Agreement  or the  Subsidiary
          Guaranty.

     The following definitions are hereby added to the Note Agreements:

               “1999  Lenders” means the lenders listed in Schedule 2.01 to the  Revolving  Credit  Facility  Agreement  dated as of July 29,
          1999, as amended, among the Company, The Chase Manhattan Bank, as administrative  agent, Wachovia Bank, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent.

               “364 Day  Facility”  means that  certain  364 Day  Revolving
          Credit Facility  Agreement dated as of January 25, 2000 among the
          Company, Chase Bank of Texas, National Association [now The Chase
          Manhattan Bank], as administrative  agent, the other agents named therein and the lenders named  therein,  as the same has been and may hereafter be amended or otherwise modified.

               “Approved  Receivables  Securitization”  means  one or  more receivables securitizations or other receivables sale programs as long as the  aggregate  amount  of the  commitments  to  purchase receivables  under all such  programs does not at any time exceed
          $225,000,000.

               “Collateral  Agent”  means  The  Chase  Manhattan  Bank,  as collateral agent under the terms of the  Intercreditor  Agreement
          (for the benefit of the holders of the Notes,  the holders of the
          Shelf Notes,  the 1999 Lenders and the lenders  under the 364 Day
          Facility  and any other  lenders  which  become  entitled  to the benefits of the Liens granted in the Pledge  Agreement  under the terms of the  Intercreditor  Agreement),  and its  successors and assigns in such capacity.

               “Credit  Agreement” means the Revolving Credit Facility Agreement dated as of July 29, 1999, entered into among the Company, the lenders listed  in  Schedule  2.01  thereto,  The  Chase  Manhattan  Bank,  as administrative  agent,  Wachovia Bank, N.A., as syndication agent, and
          The Bank of Nova Scotia, as documentation  agent, as the same has been and may hereafter be amended or otherwise modified.

               “Intercreditor   Agreement”  means  that  certain   Intercreditor
          Agreement  to be executed  pursuant to Section  9.11 hereof  initially among the Company,  the Material  Restricted  Subsidiaries,  The Chase
          Manhattan Bank, as collateral  agent  thereunder,  the  administrative agent for the 1999 Lenders and the lenders under the 364 Day Facility, the  holders of the Notes and the holders of the Shelf  Notes,  as the same may be amended or otherwise modified from time to time.

               “Master  Shelf   Agreement”   means  that  certain  Master  Shelf
          Agreement,  dated as of October 15, 1999,  between the Company and The
          Prudential Insurance Company of America, as the same may be amended or otherwise modified from time to time.

               “Material  Restricted  Subsidiary”  means Lennox Industries Inc.,
          Armstrong Air Conditioning  Inc., Excel Comfort Systems Inc.,  Service
          Experts Inc. and each other Restricted  Subsidiary (except LPAC Corp.)
          the book value  (determined  in  accordance  with GAAP) of whose total assets  equals  or  exceeds  ten  percent  (10%)  of  the  book  value
          (determined in accordance with GAAP) of the consolidated  total assets of the Company and all  Subsidiaries  as determined as of the last day of each fiscal quarter.

               “Material  Transfer”  means,  with  respect to the Company or any
          Restricted   Subsidiary,   any   transaction   or  group  of   related
          transactions having a

          value in  excess  of  $10,000,000  in which  such  Person  sells, conveys,  transfers  or leases (as lessor)  any of its  property,
          including   capital  stock  of,  or  a  Security   issued  by,  a
          Subsidiary; provided, that the term “Material Transfer” shall not include  the  sale of  receivables  sold by the  Company  and the
          Restricted    Subsidiaries   under   an   Approved    Receivables
          Securitization.  For purposes of this definition the term “value”
          of any property  transferred shall be equal to the transfer price specified  in  the  applicable  sale,  lease  or  other  transfer documents for the property in question.

               “Pledge Agreement” means that certain Pledge Agreement to be executed  by the  Company  and in favor of the  Collateral  Agent pursuant to Section 9.11 hereof, as the same may be modified from time to time.

               “Second 2001 Amendment”  means the letter agreement dated as of June 29, 2001,  as the same may be modified from time to time, among the Company  and the holders of the Notes to amend  certain provisions  and covenants of this Agreement and the Existing Note
          Purchase Agreements.

               “Shelf  Notes”  means the senior  notes  issued from time to time pursuant to the Master Shelf Agreement.

               “Subsidiary  Guaranty”  means the  guaranty of the  Material
          Restricted  Subsidiaries in favor of the holders of the Notes and the  holders  of the Shelf  Notes,  substantially  in the form of
          Exhibit  A to the  Second  2001  Amendment,  as the  same  may be modified  pursuant to one or more Subsidiary  Joinder  Agreements and as the same may otherwise be modified from time to time.

               “Subsidiary  Joinder Agreement” means an agreement which has been or will be  executed  by a  Material  Restricted  Subsidiary adding it as a party to the Subsidiary Guaranty.

     2.   Amendments to Additional Covenants and Additional Defaults. Subject to
Section 3 hereof,  the 1998 Note Agreements,  Schedule A to the letter agreement dated April 3, 1998 (the “1998 Schedule A”) and Schedule A to the 1999 Amendment
Agreement (the “1999 Schedule A”) are hereby amended as follows:

     (a)  The  first  paragraph of Section 3(a) of the 1999 Schedule A is hereby amended to read in its entirety as follows:

          “Coverage  Ratio.  As of the  end of  each  fiscal  quarter,  the
     Company  shall  not  permit  the  ratio of Cash  Flow for the four (4)
     fiscal quarters then ending to Interest Expenses for such period to be less than (i) 2.65 to 1.00 for the fiscal quarter ended June 30, 2001;
     (ii) 2.75 to 1.00 for the fiscal quarter ended

     September  30,  2001;  and (iii) 3.00 to 1.00 for all fiscal  quarters ending  thereafter.  As used  herein  the  following  terms  have  the following meanings:"

     (b)  Section 3(b) of the 1999 Schedule A is  hereby amended  to read in its entirety as follows:

          “Consolidated Indebtedness to Adjusted EBITDA. As of the last day of each fiscal quarter during the periods described below, the Company shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the  Adjusted  EBITDA for the four (4) fiscal  quarters then ended to exceed:  (i) 3.90 to 1.00 for the fiscal  quarter  ended
     June  30,  2001;  (ii)  3.75 to 1.00  for the  fiscal  quarters  ended
     September  30, 2001 and December 31, 2001;  (iii) 3.50 to 1.00 for the
     fiscal  quarters ended March 31, 2002 and June 30, 2002;  (iv) 3.25 to
     1.00 for the fiscal quarters ended September 30, 2002 and December 31,
     2002;  and (v)  3.00 to 1.00  for all  fiscal  quarters  ending  after
     December 31, 2002."

     (c)  Section 7.2(a) of the 1998 Note Agreements and the 1998 Schedule A are
hereby  amended  by  adding  the  phrase  "the then existing Material Restricted
Subsidiaries and" immediately after the phrase "in order to establish".

     (d)  A new Section 9.10 is hereby added to the 1998 Note Agreements and the
1998 Schedule A as follows:

          “9.10.    Interest Rate. Effective as of June 29, 2001, the interest rates prior to the occurrence of any Event of Default with respect to all
     Notes shall be immediately and automatically increased by 0.25% per annum for so long as any amount shall remain outstanding under such Notes. If upon any subsequent delivery of the compliance certificate pursuant to
     Section 7.2(a) of the 1998 Note Agreements and the 1998 Schedule A in
     connection with the financial statements of the Company and its Restricted
     Subsidiaries required to be delivered pursuant to Section 7.1 of such
     Schedule, the Consolidated Indebtedness to Adjusted EBITDA Ratio of the
     Company as set forth in Section 3(b) of the 1999 Schedule A shall be less than or equal to 3.00 to 1.00 (the “Reset Event”), then the interest rates with respect to such Notes shall be immediately and automatically reduced by 0.25% per annum commencing upon the date such compliance certificate is delivered, with such interest rates to be subject to increase again by
     0.25% per annum at any time that such ratio exceeds 3.00 to 1.00 (and, if so increased then reduced again when such ratio shall be less than or equal to 3.00 to 1.00), and with such interest rates never to be less than the respective interest rates in effect with respect to the Notes on June 28,
     2001. If an Event of Default occurs prior to any Reset Event, then the
     Default Rate shall also be increased by 0.25% for so long as such Event of
     Default is continuing.

     (e)  A new Section 9.11 is hereby added to the 1998 Note Agreements and the
1998 Schedule A as follows:

          “9.11.  Post-Closing Agreements; New Material Restricted Subsidiaries.

          (a)  Items Due by August 15, 2001.  On or before August 15, 2001,  the
     Company shall deliver or cause to be delivered each of the following items, each of which must be in form and  substance  satisfactory  to the Required
     Holders:

               (i)  to  the  Holders, the  Intercreditor Agreement executed by all the parties thereto,  and the Pledge Agreement executed by the Company  pursuant to which the Company  shall have pledged to the  Collateral  Agent  all the  capital  stock of each  Material
          Restricted  Subsidiary;  to the  Collateral  Agent,  certificates representing  all  shares of the  capital  stock of the  Material
          Restricted  Subsidiaries pledged pursuant to the Pledge Agreement together with undated stock powers duly executed in blank for all such  certificates;  to counsel  for the  Holders,  UCC,  tax and judgment Lien search reports  listing all  documentation  on file against the Company and each  Material  Restricted  Subsidiary in each jurisdiction in which it has its principal place of business and jurisdiction of organization;  to the Collateral  Agent, such executed documentation as the Collateral Agent may deem necessary to  perfect  or protect  the Liens  under the  Pledge  Agreement, including, without limitation, financing statements under the UCC
          and  other  applicable   documentation  under  the  laws  of  any
          jurisdiction  with respect to the  perfection of such Liens;  and
          duly  executed  UCC-3  Termination   Statements  and  such  other
          documentation  as shall be  necessary to terminate or release all
          Liens  encumbering the collateral  pledged pursuant to the Pledge
          Agreement.   To  assist  the  Company  in   complying   with  the
          requirements  of  this  paragraph,   the  Holders  agree  to  use
          commercially  reasonable efforts to cause the Required Lenders to approve an Intercreditor Agreement which is in form and substance satisfactory to them on or before August 15, 2001.

               (ii) a  favorable  written  opinion  from  counsel  to  the
          Company and the Material Restricted Subsidiaries addressed to the
          holders  as  to  such  matters  relating  to  the   Intercreditor
          Agreement,  the Pledge Agreement, the collateral pledged pursuant
          thereto  and  the  capitalization  of  the  Material   Restricted
          Subsidiaries as the Required Holders may request (and the Company hereby  instructs  its  counsel  to deliver  such  opinion to the holders for their benefit);

               (iii) a  certificate  of  the  Secretary  or   an  Assistant
          Secretary of the Company  certifying  that attached  thereto is a true and complete copy of resolutions,  duly adopted by the Board of Directors authorizing the execution,  delivery and performance of the Pledge  Agreement,  the  Intercreditor  Agreement  and the
          transactions contemplated thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

               (iv) a  certificate   of  the  Secretary  or  an  Assistant
          Secretary of each Material Restricted  Subsidiary certifying that attached thereto is a true and complete copy of resolutions, duly adopted  by the Board of  Directors  authorizing  the  execution, delivery and performance of the Intercreditor  Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

          (b)  New Material Restricted Subsidiaries. Within forty-five (45)
     days after the end of each fiscal  quarter,  the  Company  shall cause each Material  Restricted  Subsidiary  created or acquired  during the fiscal quarter then ending, and each Restricted  Subsidiary that, as a result of a change in assets became a Material  Restricted  Subsidiary during such fiscal quarter (any such Material  Restricted  Subsidiary, herein a “New  Material  Subsidiary”),  to execute  and deliver to the
     Holders a Subsidiary Joinder Agreement joining it as a guarantor under the Subsidiary Guaranty and such other documentation,  including,  but not limited to, corporate resolutions,  charter and bylaws of such New
     Material  Subsidiary  and an opinion of counsel for such New  Material
     Subsidiary, as the Required Holders may reasonably request in order to cause such New Material  Subsidiary to evidence or otherwise implement the guaranty of the repayment of the  obligations  contemplated by the
     Subsidiary Guaranty and this Agreement. In addition, within forty-five
     (45) days after the end of a fiscal  quarter  in which a New  Material
     Subsidiary  has been created,  acquired or comes into  existence,  the
     Company shall take such action as the Collateral  Agent may request to cause the capital  stock of each such New  Material  Subsidiary  to be pledged to the Collateral Agent under the Pledge Agreement,  including without limitation,  the proper completion,  execution and delivery of an amendment under the terms of the Pledge Agreement,  the delivery of the stock certificates  evidencing the stock to be pledged, along with stock powers  executed in blank,  Uniform  Commercial  Code  Financing
     Statements and such other  documentation  as the Collateral  Agent may reasonably  request to cause such stock to be pledged under the Pledge
     Agreement and for such pledge to be perfected and protected."

     (f)  A new  Section 9.12 to the 1998 Note Agreements and 1998 Schedule
A is hereby added as follows:

                                       10

          “9.12. Use of Material  Transfer  Proceeds.  Immediately  after giving effect to a Transfer  authorized  under Section  10.3(c) that is a Material
     Transfer, 60% of the net, after tax proceeds of such Transfer shall be used to reduce the  outstanding  indebtedness  under any Senior  Secured  Credit
     Facility or  Facilities.  The Company shall have the option of  determining the Senior  Secured  Credit  Facility or  Facilities to which to apply such proceeds.  The term  “Senior  Secured  Credit  Facilities”  means  the Note
     Agreements,  the Master Shelf Agreement,  the Credit Agreement, the 364 Day
     Facility and any other facility providing Indebtedness which refinances any of the foregoing or is entitled  under the  Intercreditor  Agreement to the benefits of the Liens granted under the Pledge Agreement.”

     (g)  A new Section 9.13 to the 1998 Note  Agreements and 1998 Schedule A is
hereby added as follows:

          “9.13. Subsequent Indebtedness.  If the Company wants any Indebtedness that is hereafter incurred to be entitled under the Intercreditor Agreement to the  benefits  of the Liens  granted  under the  Pledge  Agreement,  the
     Company  shall  use  the  proceeds  of  such  Indebtedness  to  reduce  the commitments  under  the  revolving  Senior  Secured  Credit  Facilities  in existence on June 29, 2001 and/or the  outstanding  indebtedness  under any other Senior Secured  Credit  Facilities in existence on June 29, 2001. The
     Company shall have the option of  determining  which Senior  Secured Credit
     Facility or Facilities to which to apply such proceeds.”

     (h)  The last sentence of Section 10.3 is deleted in its entirety, the
“.” at the end of clause (c) is deleted and replaced  with “; or” and a new clause (d) is added to the end of Section 10.3, to read as follows:

          “(d)  such  Transfer  is the sale of  receivables,  or  undivided
     interests    therein,    pursuant   to   an    Approved    Receivables
     Securitization.”

     (i)  The last  paragraph  of  Section  10.4 is deleted in its entirety from the 1998 Note Agreements and the 1998 Schedule A and replaced with the following:

          “In addition to and not in limitation of the other  provisions of this  Section  10.4,  from  June 29,  2001  until  the  date  that the
     Consolidated  Indebtedness  to Adjusted EBITDA Ratio is less than 3.00 to 1.00 as calculated  for any fiscal quarter after March 31, 2001 and established by the delivery of a Covenant Compliance Certificate under
     Section  7.2(a)  (such  period being the  “Restriction  Period”),  the
     Company shall not permit any  Restricted  Subsidiary  to,  directly or indirectly,  create,  incur,  assume,  guarantee,  or otherwise become

                                       11

     directly or indirectly  liable with respect to or otherwise permit any
     Indebtedness,  except  Indebtedness of such Subsidiaries  disclosed on
     Schedule 10.4 and additional  Indebtedness in an aggregate  amount not to exceed  $10,000,000  for all  Restricted  Subsidiaries  during  the
     Restriction  Period.  For  purposes  of this  Section  10.4 any Person becoming  a  Restricted  Subsidiary  after the date of this  Agreement shall  be  deemed  to  have  incurred  all  of  its  then  outstanding
     Indebtedness at the time it becomes a Restricted Subsidiary.”

     (j)  Sections  10.5(f), (g) and (i) are deleted in their entirety from the 1998 Note  Agreements  and the 1998  Schedule A and  replaced  with the following:

          “(f) Liens on property  or assets of the Company  (other than the capital stock of the Material  Restricted  Subsidiaries) or any of its
     Restricted  Subsidiaries  securing  Indebtedness or other  obligations owing to the Company or to a Wholly Owned Restricted Subsidiary;”

          “(g) financing  statements filed in respect of operating  leases, liens granted  under  capital  leases in existence as of June 29, 2001 provided  that the amount  secured  thereby  does not exceed  $25,000, other Liens  existing on June 29, 2001 and  described on Schedule 10.5 and Liens granted to the Collateral Agent under the Pledge Agreement;”

          “(i) other  Liens not  otherwise  permitted  by  Subsections  (a)
     through  (h) above,  provided  that (i) the fair  market  value of the assets subject to such other Liens shall not exceed $15,000,000,  (ii)
     such  Liens  secure  Indebtedness  of  the  Company  or  a  Restricted
     Subsidiary  permitted hereby,  (iii) the aggregate principal amount of the Indebtedness secured by all Liens granted under the permissions of this clause (i) does not exceed $10,000,000 and (iv) immediately after giving effect to the creation thereof,  no Default or Event of Default shall exist.”

     (k)  Section 10.6 of the 1998 Note  Agreements  and the 1998 Schedule A
is amended to add the following to the end thereof:

          “In addition to the foregoing restrictions, the Company will not, and will not permit any of its Restricted  Subsidiaries  to, redeem or otherwise  acquire any of its stock or other  equity  interests or any warrants,  rights or other  options  to  purchase  such stock or other equity interests except:

               (a)  when solely in exchange for such stock or other  equity interests;

               (b)  when made  contemporaneously from the net proceeds of a sale of such stock or other equity interests;

                                       12

               (c)  the repurchase of up to 577,500 shares of the Company's capital  stock for an aggregate  purchase  price not to
                    exceed  $7,500,000 in connection with its obligation to
                    do so arising in connection with the  documentation  of
                    its acquisition of James N Kirby Pty Ltd;

               (d)  the   repurchase   by  LPAC   Corp.   from   Restricted
                    Subsidiaries  of  LPAC  Corp.'s  preferred  stock  with
                    proceeds  of  collections  on  accounts  receivable  in
                    connection with an Approved Receivables Securitization;
                    and

               (e)  other  redemptions  or  acquisitions  of such  stock or equity  interests  if,  as of the  date of the  payment
                    thereof,  the  Consolidated  Indebtedness  to  Adjusted
                    EBITDA  Ratio is less than  3.00 to 1.00 as  calculated
                    for any  fiscal  quarter:  (i) that has  elapsed  since
                    March 31, 2001;  (ii) that has ended before the date of
                    payment;  and  (iii) for  which a  Covenant  Compliance
                    Certificate under Section 7.2(a) has been delivered.”

     (l)  A new Section 10.12 to  the 1998 Note Agreements and the 1998 Schedule
A is hereby added as follows:

               “10.12.   Restrictions   On    Transfers   to   Unrestricted
          Subsidiaries.  In  addition  to the  other  limitations  of  this
          Agreement,   from  June  29,   2001   until  the  date  that  the
          Consolidated  Indebtedness  to Adjusted EBITDA Ratio is less than
          3.00 to 1.00 as calculated for any fiscal quarter after March 31,
          2001 and  established  by the  delivery of a Covenant  Compliance
          Certificate  under  Section  7.2(a)  (such  period,   herein  the
          “Section 10.12  Restriction  Period”),  the Company will not, and will not permit any  Restricted  Subsidiary  to,  consummate  any
          Unrestricted Subsidiary Transfer except:

                    (a)  the sale of inventory to Unrestricted Subsidiaries
               in the ordinary course of business;

                    (b)  payments made to Unrestricted  Subsidiaries  after
               June  30,  2001  in  an  aggregate   amount  not  to  exceed
               $30,500,000  to be used to satisfy the  obligations  owed to the seller(s) arising under the documentation  governing the acquisition of James N Kirby Pty Ltd; and

                    (c)  if no Default or Event of Default  exists or would
               result  therefrom,  Unrestricted  Subsidiary  Transfers,  in addition to the  Transfers  described in clauses (a) and (b)
               above,   provided   that  the   aggregate   amount   of  the
               Unrestricted  Subsidiary  Transfers  consummated  during the
               Section 10.12 Restriction Period under this clause (c) shall not  exceed

                                       13

               $60,000,000.   The  aggregate  amount  of  the  Unrestricted
               Subsidiary Transfers for purposes of determining  compliance with this  clause (c) as of any date shall  equal the sum of the following:  (i) the aggregate  outstanding amount of all loans, advances and extensions of credit made by the Company and the Restricted Subsidiaries to Unrestricted Subsidiaries
               and outstanding on such date; plus (ii) the aggregate amount
               of  all   obligations  of  the   Unrestricted   Subsidiaries
               outstanding  on such date that are guaranteed by the Company or any Restricted Subsidiary or secured by a Lien granted by the  Company  or a  Restricted  Subsidiary;  plus  (iii) the
               aggregate   Fair   Market   Value   (determined   for   each
               Unrestricted  Subsidiary  Transfer  as of  the  date  of the applicable  Unrestricted  Subsidiary  Transfer) of all other property (i.e., other than the property described in clauses
               (i) and  (ii) of  this  sentence)  disposed  of  during  the
               Restriction  Period  in  Unrestricted  Subsidiary  Transfers
               consummated under this clause (c).

               The  term  “Unrestricted   Subsidiary   Transfer”  means,  a
          transaction  in any  form in  which  an  Unrestricted  Subsidiary receives  (either  directly or  indirectly)  anything  (including money  or  other  property)  of value  from  the  Company  or any
          Restricted  Subsidiary,  including,  any loan,  advance  or other extension of credit;  any sale,  lease,  or other  disposition of assets; any merger, consolidation or other corporate combination;
          any purchase or repurchase of stocks, bonds, notes, debentures or other securities or any other capital contribution or investment;
          any  transaction in which a Person  provides a Guaranty or grants
          Liens to secure  obligations or  Indebtedness  of another Person.
          All covenants in this Agreement shall be given independent effect so that if a particular  action or condition is not  permitted by any of such covenants  (including this Section  10.12),  the fact that it would be permitted  by an  exception  to, or be otherwise within the limitations  of, another  covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.”

     (m)  Section  11(c) is  deleted  in its  entirety  from the 1998  Note
Agreements and the 1998 Schedule A and replaced with the following:

          “the Company  defaults in the  performance of or compliance  with any term  applicable to the Company and contained in Sections  7.1(d),
     9.6, 9.11,  10.2 through 10.12 or in Sections  3(a),  3(b) or 4 of the
     1999 Schedule A, or contained in the Pledge Agreement, or any Material
     Restricted  Subsidiary  defaults in the  performance  of or compliance with any term  applicable to it contained in clause (c) of paragraph 6 of the Subsidiary Guaranty; or”

     (n)  Section  11(d) is  deleted  in its  entirety  from the 1998  Note
Agreements and the 1998 Schedule A and replaced with the following:

                                       14

          “(i) the Company  defaults in the  performance  of or  compliance with any term  contained  herein  (other  than  those  referred  to in paragraphs  (a),  (b) and (c) of this  Section 11) or contained in the
     Intercreditor  Agreement  or with  any  Additional  Covenant  and such default  is not  remedied  within 30 days  after the  earlier of (A) a
     Responsible Officer obtaining actual knowledge of such default and (B)
     the Company  receiving  written notice of such default from any holder of a Note (any such written  notice to be  identified  as a “notice of default” and to refer  specifically  to this  paragraph (d) of Section
     11)  or  (ii)  any  Material  Restricted  Subsidiary  defaults  in the performance of or compliance with any term contained in the Subsidiary
     Guaranty  (other than those referred to in paragraphs (a), (b) and (c)
     of this  Section 11) or contained  in the  Intercreditor  Agreement or with any Additional  Covenant and such default is not remedied  within
     30 days  after the  earlier  of (A) a  Responsible  Officer  obtaining actual knowledge of such default and (B) the Company receiving written notice of such  default  from any  holder of a Note (any such  written notice  to be  identified  as a  “notice  of  default”  and  to  refer specifically to this paragraph (d) of Section 11); or"

     (o)  Section  11(e) is  deleted  in its  entirety  from the 1998  Note
Agreements and the 1998 Schedule A and replaced with the following:

          “(e) any  representation  or  warranty  made in  writing by or on behalf of the Company or any Material Restricted  Subsidiary or by any
     officer of the Company or any Material  Restricted  Subsidiary in this
     Agreement,  the Pledge  Agreement,  the Intercreditor  Agreement,  the
     Subsidiary  Guaranty or any writing  furnished in connection  with the
     transactions   contemplated  hereby  proves  to  have  been  false  or
     incorrect in any material respect on the date as of which made; or”

     (p) A new Section 11(k) is hereby added to the 1998 Note Agreements and the
1998 Schedule A as follows:

          “the  occurrence  of an  Event  of  Default  (as  defined  in the
     Intercreditor Agreement); or”

     (q) A new Section  11(l) is hereby  added to the 1998 Note  Agreements and the 1998 Schedule A as follows:

          “either the Subsidiary Guaranty or the Pledge Agreement shall for any  reason  cease to be in full  force  and  effect  and  valid, binding and  enforceable  in  accordance  with its terms,  or the
          Company or any Material  Restricted  Subsidiary shall so state in writing.”

                                       15

     (r)  A  new  sentence  is  added  to  end of Section  12.2 of the 1998 Note
Agreements and the 1998 Schedule A as follows:

          “In addition to the other rights and remedies that the holders of
     Notes may have upon the occurrence of an Event of Default, the
     Required Holders may direct the Collateral Agent to exercise the rights and remedies available to the Collateral Agent under the
     Intercreditor Agreement and the Pledge Agreement.”

     3.   Effectiveness of Amendment Agreement; Counsel Fees and Expenses.  This
Second  2001 Amendment Agreement shall be effective upon the satisfaction of the following conditions:

          (a)  the Required Holders under each of the 1993 Note Agreements, 1995
     Note Agreement and 1998 Note Agreements at the time outstanding  shall have executed a counterpart of this Second 2001 Amendment Agreement;

          (b)  the Company shall have furnished to each of the Holders  evidence of the satisfaction of clause (a);

          (c)  the Holders shall have received a Subsidiary Guaranty executed by each of the Material Restricted Subsidiaries as of the date hereof;

          (d)  the Holders  shall have  received a  favorable  legal  opinion or opinions from Bennack & Lowden L.L.P.,  special  counsel to the Company and the Material Restricted Subsidiaries, satisfactory to such Holder;

          (e)  the  Holders  shall  have  received   certified   copies  of  the
     resolutions  of the Board of  Directors  of the  Company  authorizing  this
     Second 2001  Amendment  Agreement,  and of all documents  evidencing  other necessary corporate action and governmental approvals, if any, with respect to this Second 2001 Amendment Agreement;

          (f)  the  Holders  shall  have  received   certified   copies  of  the
     resolutions  of  the  Board  of  Directors  of  each  Material   Restricted
     Subsidiary  authorizing  the  Subsidiary  Guaranty,  and of  all  documents evidencing other necessary corporate action and governmental  approvals, if any, with respect to the Subsidiary Guaranty;

          (g)  the Holders shall have received a certificate of the Secretary or
     Assistant Secretary of the Company certifying the names and true signatures of the  officers  of the  Company  authorized  to  sign  this  Second  2001
     Amendment  Agreement and the other documents to be delivered by the Company hereunder;

          (h)  the  Holders  shall  have  received evidence satisfactory to them that the 1999 Credit  Agreement,  the 364 Day Facility and the Master Shelf
     Agreement shall have been

                                       16

     amended in a manner similar to the manner in which the Note  Agreements are proposed to be amended as herein  contemplated  and the  amendments  of the
     1999 Credit Agreement, 364 Day Facility and Master Shelf Agreement shall be in form and substance satisfactory to the Holders; and

          (i)  the Company shall have paid to each of the  Holders an  amendment fee by wire transfer of immediately  available  funds in an amount equal to the product of 0.25% and the  aggregate  principal  amount of such Holder's outstanding Notes on the date on which this Second 2001 Amendment Agreement becomes effective.

     4.   Continued Effectiveness of Second 2001 Amendment Agreement; Release.

          (a)  Except for Sections  9.10, each of the  Additional  Covenants and
     Additional  Defaults  set forth in Section 2 hereof  shall remain in effect only as long as the Company is bound by a substantially similar covenant or event of default  contained  in the 1999  Credit  Agreement  or the 364 Day
     Facility  or  any  other  agreement  creating  or  evidencing  Indebtedness
     (collectively,  the “Additional Agreements”),  including but not limited to any  covenant  or  event  of  default  contained  in  any  amendment  to or refinancing  of the 1999  Credit  Agreement,  the 364 Day  Facility  or any
     Additional  Agreement.  If the  Company  ceases  to be  bound  by any  such
     Additional  Covenant or Additional  Default in all  Additional  Agreements,
     this Second 2001 Amendment  Agreement shall,  without further action on the part of the Company or any Holder, be deemed to be amended automatically to delete such Additional Covenant or Additional Default.

          (b)  The Holders agree that if the Lenders  release the obligations of the  guarantors  under their  respective  guaranty  of Material  Restricted
     Subsidiaries and no new guaranties of Material Restricted  Subsidiaries are executed in favor of the  Lenders,  then the  Holders  agree to release the obligations of the Guarantors under the Subsidiary Guaranty.

          5.   Representations  and  Warranties.  The  Company   represents  and
warrants to the Holders that:

          (a)  The Company has all requisite corporate power to execute, deliver and perform its obligations under this Second 2001 Amendment Agreement. The
     Company  has  duly  executed  and  delivered  this  Second  2001  Amendment
     Agreement,  and this Second 2001 Amendment Agreement constitutes the legal, valid and  binding  obligation  of the  Company,  enforceable  against  the
     Company in accordance with its terms.

          (b)  Neither the execution  and delivery of this 2001 Second Amendment
     Agreement  by  the  Company,  nor  the  consummation  of  the  transactions contemplated  hereby,  nor fulfillment of nor compliance with the terms and provisions  hereof or thereof will conflict  with, or result in a breach of the terms,  conditions or provisions of, or

                                       17

     constitute a default  under,  or result in any  violation of, or, except as contemplated by the Pledge  Agreement or herein,  result in the creation of any security interest, lien or other encumbrance upon any of the properties or  assets of the  Company  or any of its  Subsidiaries  pursuant  to,  the charter or bylaws of the Company or any of its  Subsidiaries,  any award of any  arbitrator or any  agreement,  instrument,  order,  judgment,  decree, statute,  law,  rule or  regulation  to  which  the  Company  or any of its
     Subsidiaries is subject.

          (c)  Except for notice  given to and consents  required  from the 1999
     Lenders,  the  lenders  under the 364 Day  Facility  and the holders of the
     Shelf Notes,  neither the nature of the business  conducted by the Company, nor any of its properties, nor any relationship between the Company and any other Person,  nor any  circumstance  in connection  with the  transactions contemplated by this Second 2001 Amendment  Agreement is such as to require any  authorization,  consent,  approval,  exemption  or other  action by or notice to or filing with any court or  administrative  or governmental body or any other Person in  connection  with the execution and delivery of this
     Second 2001 Amendment  Agreement or the  fulfillment of or compliance  with the terms and provisions hereof.

          (d)  Upon the effectiveness of this Second  2001 Amendment  Agreement, no Event of Default or Default shall have occurred and be continuing.

     6. Miscellaneous.

          (a)  Except  as  expressly  amended  by  this  Second  2001  Amendment
     Agreement,  the Note Agreements shall remain in full force and effect. This
     Second  2001  Amendment  Agreement  shall be binding  upon and inure to the benefit  of the  Holders  and their  respective  successors  and  permitted assigns.

          (b)  Other than as expressly set forth herein, the execution, delivery and effectiveness of this Second 2001 Amendment Agreement shall not operate as a waiver of any right,  power or remedy of any Holder nor  constitute  a waiver  of any  provision  of the Note  Agreements,  the Notes or any other document, instrument or agreement executed and delivered in connection with this Second 2001 Amendment Agreement.

          (c)  The Company  confirms its agreement, pursuant to each of the Note
     Agreements,  to pay all costs and  expenses of the Holders  related to this
     Second 2001 Amendment Agreement,  the Intercreditor  Agreement,  the Pledge
     Agreement and the Subsidiary Guaranty and all matters  contemplated herein, including  without  limitation  the  reasonable  fees and  expenses  of the
     Holders' special counsel.

          (d)  This  Second  2001  Amendment Agreement  shall be  construed  and enforced  in  accordance  with,  and the  rights  of the  parties  shall be governed  by,  the law of the  State

                                       18

     of New York,  excluding  choice-of-law  principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          (e)  This Second  2001  Amendment  Agreement  may  be  executed in any number of  counterparts,  each of which shall be deemed an original and all of  which  taken  together  shall  constitute  one and the  same  document.
     Delivery of this Second 2001  Amendment  Agreement may be made by facsimile transmission of a duly executed counterpart copy hereof.

                            [signature pages follow]

     If the foregoing  correctly describes our understanding with respect to the subject  matter of this Second 2001  Amendment  Agreement,  please  execute this letter in the place indicated below.

                                             Very truly yours,

                                             LENNOX INTERNATIONAL INC.

                                             By:
                                                 -------------------------------
                                             Name: Richard A. Smith
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

ACCEPTED AND AGREED:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:
   -----------------------------
Name:   Ric E. Abel
Title:  Vice President

U.S. PRIVATE PLACEMENT FUND
By:  Prudential Private Placement Investors, L.P.,
     Investment Advisor
By:  Prudential Private Placement Investors, Inc.,
     its General Partner

     By:
            --------------------------------------
     Name:  Ric E. Abel
     Title: Vice President

TEACHERS INSURANCE AND ANNUITY
  ASSOCIATION OF AMERICA

By:
  -------------------------------
Name:
      ---------------------------
Title:
      ---------------------------

CIG & CO.

By:
  -------------------------------
Name:
      ---------------------------
Title:
      ---------------------------

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:
  -------------------------------
Name:   Curtis R. Caldwell
Title:  First Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:
  -------------------------------
Name:   Curtis R. Caldwell
Title:  First Vice President

COMPANION LIFE INSURANCE COMPANY

By:
  -------------------------------
Name:   Curtis R. Caldwell
Title:  Authorized Signer

UNITED WORLD LIFE INSURANCE COMPANY

By:
  -------------------------------
Name:   Curtis R. Caldwell
Title:  Authorized Signer

FIRST COLONY LIFE INSURANCE COMPANY

By:
  -------------------------------
Name:   Morian C. Mooers
Title:  Assistant Vice President and Investment Officer

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:
  -------------------------------
Name:   Morian C. Mooers
Title:  Investment Officer

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:
  -------------------------------
Name:   Morian C. Mooers
Title:  Investment Officer

cc:     Companion Life Insurance Company
        Attention:  Financial Division
        401 Theodore Fremd Avenue
        Rye, NY 10580-1493

                                                                       Exhibit A

                           Form of Subsidiary Guaranty

A-1

                                  Schedule 10.4

                            LENNOX INTERNATIONAL INC.
                           AND RESTRICTED SUBSIDIARIES
                               INDEBTEDNESS AS OF
                         May 26, 2001 (except as noted)

A.   LENNOX INTERNATIONAL INC.

(1)  Note  Purchase  Agreement  dated as of December 1, 1993         $88,889,000
     among Lennox  International  Inc.  and the  Noteholders
     identified at the end thereof, pursuant to which Lennox
     International   Inc.   delivered   its   6.73%   Senior
     Promissory Notes due 2008

(2)  Note  Purchase  Agreement  dated  as  of  July  6, 1995          20,000,000
     between   Lennox   International   Inc.   and  Teachers
     Insurance and Annuity Association of America,  pursuant
     to which Lennox  International Inc. delivered its 7.06%
     Senior Promissory Notes due 2005.

(3)  Guaranty   dated   September  19,  1995   from   Lennox             475,000
     International  Inc.  to First  Bank of  Natchitoches  &
     Trust   Company   and   Regions   Bank   of   Louisiana
     guaranteeing  50% of debt of  Alliance  Compressors  to
     such Banks under a Promissory  Note dated September 19,
     1995.

(4)  Guaranty of 50% of amounts due from Alliance Compressors            176,762
     under a master  Equipment  Lease  Agreement dated March
     28, 1995 with NationsBanc Leasing Corporation

(5)  Note  Purchase  Agreement  dated  as  of April 3,  1998, between Lennox  International  Inc. and the Noteholders
     identified   therein,    pursuant   to   which   Lennox
     International Inc. delivered its:

               6.56% Senior Notes due April 3, 2005                   25,000,000
               6.75% Senior Notes due April 3, 2008                   50,000,000

(6)  Revolving Credit Facility Agreement dated as of July 29,        240,000,000
     1999

(7)  Revolving Credit Facility Agreement dated as of January         115,700,000
     25, 2000

(8)  Master  Shelf  Agreement  dated as of October 15,  1999
     between  Lennox   International   Inc.  and  Prudential
     Insurance Company of America,  pursuant to which Lennox
     International Inc. delivered its:

               7.75% Senior Notes due August 25, 2005                 25,000,000
               8.00% Senior Notes due June 1, 2010                    35,000,000

(9)  Promissory   Note  dated  April 18, 2001   from  Lennox
     International Inc to Mizuho Financial Group                       5,000,000

B.   SERVICE EXPERTS INC.

               Convertible   Notes  and  miscellaneous  debt           9,981,479
               related to original

               acquisitions of centers

     C.   MISCELLANEOUS OTHER DEBT -(estimate)]                          125,000

     TOTAL OUTSTANDING  INDEBTEDNESS OF LENNOX INTERNATIONAL
     INC. AND RESTRICTED SUBSIDIARIES                               $615,347,241

                                             SCHEDULE 10.5

                                             EXISTING LIENS

    Jurisdiction                    Secured Party                         Ucc-1 File No.      Date Filed

                              DEBTOR: LENNOX INDUSTRIES INC.

Texas Secretary of            Wachovia Bank, N.A.,                          00-00521016         6/16/00
State                         as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303

                              DEBTOR: ARMSTRONG AIR CONDITIONING INC

Ohio Secretary of State       Wachovia Bank, N.A.,                          AP322733            3/27/01
                              as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303

Huron County, Ohio            Wachovia Bank, N.A.,                          000084073           3/27/01
                              as Administrative Agent
                              for the Secured Parties
                              191 Peachtree Street, N.E
                              Mail Code GA 04-23
                              Atlanta, GA  30303